Exhibit 99.1

NEWS RELEASE

For Immediate Release

SONO RESOURCES MAKES FINAL CASH PAYMENT ON FIRST YEAR OBLIGATION FOR THE ACQUISITION OF COPPER AND SILVER LICENSES IN BOTSWANA, AFRICA

VANCOUVER, British Columbia, August 2, 2011 /PRNewswire/ -- Sono Resources Inc. (OTCQB- SRCI); the "Company" or "Sono") entered into a formal Share Purchase Agreement (the "Agreement") on April 1, 2011 with Tignish (PTY) Ltd., a Botswana company (the "Vendor"), to purchase 95 percent of the issued and outstanding shares (the "Shares") of Bonnyridge (PTY) Ltd., also a Botswana company ("Bonnyridge"), which is the legal and beneficial owner of three mineral license blocks located in Northwestern Botswana, Africa (the "Property").

In accordance with the terms of the Agreement, and in order to purchase the Shares, the Company was required to provide the Vendor with: (i) an initial cash payment of USD$200,000 within three business days of the execution of the Agreement which has been paid (ii) a further cash payment of USD$100,000 on or before closing, which was paid on July 29, 2011 and (iii) to issue from treasury, 6,500,000 restricted common shares of the Company.

The Company is pleased to update shareholders that the final $100,000 cash payment has been made and that Sono will now issue the Vendors 6,500,000 common shares from treasury thus finalizing its purchase obligations for the year.

In order to maintain its property interests, Bonnyridge continues to be obligated to provide the Vendor with USD$900,000 payable in three installments of USD$300,000 per year over a three-year period. The two cash payments made by the Company to the Vendor of USD$200,000 and USD$100,000 respectively noted above, will be applied against the USD$300,000 installment due for the first year. In addition, the Company must carry out an exploration program on the 2,965.6 square km of mineral rights with an expenditure commitment over the three-year period of USD $1,750,000.

The area where the licenses are located has been widely characterized as an extension of the Kalahari Copper Belt, which is believed to extend from Zambia through Botswana and into Namibia. The belt is home to many producing copper mines and many more recent and successful exploration activities.

About Sono Resources Inc.

Sono Resources Inc. is a mineral exploration company seeking to acquire, explore and develop highly prospective metal projects in Africa. Its core project, located in Botswana, covers 2965.6 square kilometers and is part of the Kalahari Copper Belt, recognized as one of the largest producing copper belts in the world.

See www.sonoresourcesinc.com for more information.

Contact:

Investor Relations
1.855.662.7666

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company's further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions, which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.